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                                                                                                  Exhibit 11.1

                                                      FSI INTERNATIONAL, INC.
                                              COMPUTATION OF INCOME PER COMMON SHARE

                                                 QUARTER ENDED:                        SIX MONTHS ENDED:
                                         -------------------------------       -------------------------------
                                         FEB. 24, 1996    FEB. 25, 1995        FEB. 24, 1996    FEB. 25, 1995
                                         -------------------------------       -------------------------------
PRIMARY:
AVERAGE SHARES OUTSTANDING                 20,393,405       13,473,972           20,345,395       13,354,536
NET EFFECT OF DILUTIVE STOCK
OPTIONS AND WARRANTS -- BASED ON
THE TREASURY STOCK METHOD                     978,124        1,249,005            1,108,732        1,215,502
                                         --------------   --------------       --------------   --------------
TOTAL                                      21,371,529       14,722,977           21,454,127       14,570,038
                                         ==============   ==============       ==============   ==============
NET INCOME                                 $8,144,906       $4,089,229          $15,689,063       $7,139,658
                                         ==============   ==============       ==============   ==============
PRIMARY PER SHARE AMOUNTS                       $0.38            $0.28                $0.73            $0.49
                                         ==============   ==============       ==============   ==============
FULLY DILUTED:
AVERAGE SHARES OUTSTANDING                 20,393,405       13,473,972           20,345,395       13,354,536
NET EFFECT OF DILUTIVE STOCK
OPTIONS AND WARRANTS -- BASED ON
THE TREASURY STOCK METHOD                     908,009        1,361,214              986,268        1,300,978
                                         --------------   --------------       --------------   --------------
TOTAL                                      21,301,414       14,835,186           21,331,663       14,655,514
                                         ==============   ==============       ==============   ==============
NET INCOME                                 $8,144,906       $4,089,229          $15,689,063       $7,139,658
                                         ==============   ==============       ==============   ==============
FULLY DILUTED PER SHARE AMOUNTS                 $0.38            $0.28                $0.74            $0.49
                                         ==============   ==============       ==============   ==============

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